                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      NEW ENGLAND BUSINESS SERVICE, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                      NEW ENGLAND BUSINESS SERVICE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 25, 1996

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of New England Business Service, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 500 Main Street, Groton, Massachusetts, on Friday, October 25, 1996 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters:

  1. To fix the number of directors and elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 28, 1997; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 6, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 29, 1996, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the accompanying Proxy Statement.

  The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to study the Proxy Statement carefully and then to fill out, sign and date the enclosed Proxy. To avoid unnecessary expense, please mail your Proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

  In accordance with Article Ten of the Company's By-Laws, notice is given that on January 26, 1996, the Board of Directors voted to amend the By-Laws of the Company to provide that the fiscal year shall end on the last Saturday in June rather than June 30.

                                          By order of the Board of Directors

                                          Timothy D. Althof
                                          Secretary

September 11, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                      NEW ENGLAND BUSINESS SERVICE, INC.

                                500 MAIN STREET
                          GROTON, MASSACHUSETTS 01471

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 25, 1996

  The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of New England Business Service, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held on Friday, October 25, 1996 and at any adjournment thereof (the "Meeting").

  It is expected that copies of the Notice of Meeting, this Proxy Statement and the enclosed form of Proxy will be mailed approximately September 11, 1996 to each stockholder entitled to vote at the Meeting. The Company's Annual Report to Stockholders for the fiscal year ended June 29, 1996, accompanies this Proxy Statement.

                               VOTING SECURITIES

  Only the record holders of shares of Common Stock ($1.00 par value) of the Company ("Common Stock") at the close of business on September 6, 1996 may vote at the Meeting. Each share of Common Stock is entitled to one vote on the matters to be voted upon at the Meeting.

  On September 6, 1996, there were 13,476,408 shares of Common Stock issued and outstanding. On that date, the following persons were known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common
Stock:

              NAME AND ADDRESS OF                  AMOUNT AND NATURE
               BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP PERCENT
              -------------------               ----------------------- -------
Jay R. Rhoads, Jr. ............................       1,623,450(1)       12.04
 New England Business Service, Inc.
 500 Main Street
 Groton, MA 01471
Fidelity Management and Research Corporation...       1,427,700(2)       10.59
 82 Devonshire Street
 Boston, MA 02110
David L. Babson & Company......................       1,158,800(3)        8.60
 1 Memorial Drive
 Cambridge, MA 02142
Quest Advisory Group...........................       1,114,600(4)        8.27
 1414 Avenue of The Americas
 New York, NY 10019
Systematic Financial Management, Inc...........         957,943(5)        7.11
 Two Executive Drive
 Fort Lee, NJ 07024

- --------
(1) Sole voting and investment power with respect to 1,517,682 shares; shared voting and investment power with respect to 105,768 shares. Includes 3,250 shares issuable within 60 days upon exercise of options.
(2) Sole investment power with respect to 1,427,700 shares and sole voting power with respect to 91,200 shares.
(3) Sole investment power with respect to 1,158,800 shares and sole voting power with respect to 639,900 shares.
(4) Sole investment and voting power with respect 1,114,600 shares.
(5) Shared voting power with respect to 6,300 shares and sole investment power with respect to 957,943 shares.

  On September 6, 1996, the directors, the Chief Executive Officer, and the other four executive officers of the Company beneficially owned the number of shares of Common Stock shown below:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

    NAME OF DIRECTOR     SOLE VOTING AND     SHARED VOTING
  OR EXECUTIVE OFFICER   INVESTMENT POWER AND INVESTMENT POWER   TOTAL      PERCENT
  --------------------   ---------------- -------------------- ---------    -------
Jay R. Rhoads, Jr. .....    1,517,682(7)        105,768(1)     1,623,450     12.04
Richard H. Rhoads.......       66,237(7)          1,841(2)(7)     68,078       *
Peter A. Brooke.........       18,279(7)         21,018(3)        39,297       *
Benjamin H. Lacy........       18,250(7)                          18,250       *
Frank L. Randall, Jr. ..        6,250(7)                           6,250       *
Robert J. Murray........       70,750(7)         20,000(4)        90,750       *
Brian E. Stern..........          750(7)                             750       *
Robert L. Gable.........        5,000                              5,000
Herbert W. Moller.......          100                                100
Russell V. Corsini,
 Jr. ...................       90,743(7)          5,048(5)(6)     95,791       *
Edward M. Bolesky.......       52,484(7)          4,087(6)        56,571       *
Linda A. Jacobs.........       21,602(7)          1,394(6)        22,996       *
Robert S. Brown, Jr.....       61,174(7)          4,198(6)        65,372       *
All Directors and
 Executive Officers
 as a Group (13
 persons)...............                                       2,092,655(8)  15.52

- --------
* Less than one percent
(1) Including 85,768 shares owned by Mr. Rhoads' wife, as to all of which Mr. Rhoads disclaims beneficial ownership.
(2) Including 1,000 shares owned by Mr. Rhoads' wife individually and 841 shares owned by his wife and a co-trustee of a trust for the benefit of Mr. Rhoads' children, as to all of which shares Mr. Rhoads disclaims beneficial ownership.
(3) Including 12,468 shares owned by Mr. Brooke's wife and 8,550 shares owned by Mr. Brooke's children, as to all of which shares Mr. Brooke disclaims beneficial ownership.
(4) Shares owned jointly by Mr. Murray and Mr. Murray's wife.
(5) Including 1,040 shares owned by Mr. Corsini's children, as to all of which shares Mr. Corsini disclaims beneficial ownership.
(6) Shares owned by the following persons and held in an account by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.; Mr. Corsini, 4,008 shares; Mr. Bolesky, 4,087 shares; Ms. Jacobs, 1,394 shares, and Mr. Brown, 4,198 shares.
(7) Includes shares which may be acquired within 60 days through the exercise of stock options. The persons who have such options and the number of shares which may be so acquired are as follows: Jay R. Rhoads, Jr. 3,250; Richard H. Rhoads, 43,250; Mr. Brooke, 3,250; Mr. Lacy, 3,250; Mr. Randall, 3,250; Mr. Murray, 70,750; Mr. Corsini, 88,820; and Mr. Bolesky, 49,259; Mr. Stern, 750; Ms. Jacobs, 21,350; and Mr. Brown, 59,054.
(8) Including 129,667 shares owned by trusts or custodians for the benefit of children of officers and directors, by spouses or dependent children of officers and directors, as to all of which shares the officers and directors disclaim beneficial ownership, 346,233 shares which directors and officers owning currently-exercisable options may acquire pursuant to Company stock option and stock appreciation rights plans, 20,000 shares jointly owned by officers or directors and their spouses and 13,687 shares held for the accounts of current officers by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide for a Board of Directors of not fewer than three nor more than nine directors. The persons named as proxies in the accompanying form of Proxy intend (unless authority to vote therefor is specifically withheld) to vote to fix the number of directors for the ensuing year at eight and to vote for the election of the eight persons named below, being the nominees of the present Board, as directors to hold office until the next Annual Meeting and until their respective successors are elected and qualified. All of the nominees except Mr. Gable and Mr. Moller were re-elected to their position at the 1995 Annual Meeting. Mr. Gable and Mr. Moller were elected Directors on July 26, 1996, to fill vacancies on the Board. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

  Information regarding each nominee is presented below.

  Robert J. Murray, age 55, was elected Chief Executive Officer and Chairman of the Board in December, 1995. Mr. Murray retired from The Gillette Company in 1995 having been with that company for more than 34 years. From January 1, 1991 until his retirement in 1995, Mr. Murray was Executive Vice President, North Atlantic Group of The Gillette Company. During 1990, he served as Vice President, Chairman's Office of Gillette and from 1985 to 1989 as Chairman of the Board of Management of Braun AG, one of Gillette's German subsidiaries. Mr. Murray is a Director of Fleet National Bank, LoJack Corporation, North American Mortgage, and Allmerica Financial Corporation.

  Richard H. Rhoads, age 66, joined the Company in 1965 and has been a Director since 1970. From 1975 to 1991, he was Chief Executive Officer. His principal occupation since 1988 has been his position as Chairman of the Board, a position from which he retired in December, 1995. Since January, 1980, he has served as a member and Chairman of the Executive Committee of the Board. Mr. Rhoads is the brother of Jay R. Rhoads, Jr.

  Peter A. Brooke, age 67, has been a Director of the Company since 1989. He also served in that capacity from 1970 to 1983. His principal occupation for more than five years prior to December 31, 1995, was as Chairman and Chief Executive Officer of Advent International Corporation. In January 1996, Mr. Brooke retired as Chief Executive Officer of Advent International but remains as Chairman of the Board of Directors. Advent International Corporation is an international venture capital management firm. Mr. Brooke is a Director of Unitrode Corporation.

  Robert L. Gable, age 65, was elected as Director of the Company on July 26, 1996, to fill a vacancy on the Board and to serve until the 1996 Annual Meeting of Stockholders and until his successor is elected and qualified. Mr. Gable has been Chairman and Chief Executive Officer of Unitrode Corporation since 1990. From 1988 to 1990, Mr. Gable was a Management Consultant. From 1985 until 1988, Mr. Gable was President and CEO of Computervision Corporation.

  Benjamin H. Lacy, age 70, has been a Director of the Company since 1970. His principal occupation is as President of the Clipper Ship Foundation, Inc., a grant making charitable foundation. Prior to his retirement in May, 1995, Mr. Lacy was of counsel to the law firm of Hill & Barlow, a Professional Corporation, which has served as general counsel to the Company since 1973.

  Herbert W. Moller, age 54, was elected as Director of the Company on July 26, 1996, to fill a vacancy created by the enlargement of the Board from 8 to 9, and to serve until the 1996 Annual Meeting of Stockholders and until his successor is elected and qualified. Mr. Moller has held several positions at The Gillette Company since 1966. Mr. Moller has been the Vice President, Finance and Strategic Planning, Gillette North Atlantic Group, since 1992. From 1989 through 1992, Mr. Moller was Vice President of Management Information Systems at The Gillette Company.

  Jay R. Rhoads, Jr., age 71, has been a Director of the Company since its incorporation in 1955. He served as President from 1965 to 1971 and as Chief Executive Officer from 1965 to 1975 and as Chairman of the Board from 1971 to 1987. Mr. Rhoads is the brother of Richard H. Rhoads.

  Brian E. Stern, age 48, was elected a Director of the Company on April 28, 1995. Mr. Stern has been President of the Office Document Products Group and Corporate Senior Vice President of Xerox Corporation since 1994. From 1993 to 1994, Mr. Stern was President of the Personal Document Products Division. From 1992 to 1993, Mr. Stern was Vice President of Corporate Business Strategy of Xerox and from 1990 to 1992, Vice President, Finance, Development and Manufacturing of Xerox.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has standing executive, audit, organization and compensation, stock option, and nominating committees of the Board of Directors.

  The Audit Committee was comprised of Messrs. Brooke (Chairman), Lacy and Murray during the first half of the 1996 fiscal year. Following his election as Chairman of the Board, President and Chief Executive Officer on December 13, 1995, Mr. Murray resigned from the committee and Mr. Brian E. Stern was, at the regular meeting of the Board held on January 26, 1996, appointed to succeed him. At a Board of Director's Meeting on August 19, 1996 Herbert W. Moller was elected to the Audit Committee, Messrs. Brooke, Lacy, Stern and Moller comprised the committee thereafter. The Committee met twice during the last fiscal year. The Committee reviewed the matters raised in the management letter which was submitted to the Committee by its independent public accounting firm, Deloitte & Touche LLP, and discussed the letter with representatives of Deloitte & Touche LLP. The Audit Committee also recommended to the Board of Directors the selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal year ending June 28, 1997.

  The Organization and Compensation Committee reviews and makes recommendations to the Board of Directors concerning the election of Officers and the compensation of the Officers and Directors. It was comprised of Messrs. Lacy (Chairman), Brooke and Murray during the first half of the 1996 fiscal year. Following his election as Chairman of the Board, President and Chief Executive Officer on December 13, 1995, Mr. Murray resigned from the Committee and Mr. Richard H. Rhoads was, at the regular meeting of the Board held on January 26, 1996, appointed to succeed him. Messrs. Lacy, Brooke and Rhoads comprised the Committee thereafter. The Committee met three times in Fiscal Year 1996 to discuss the existing executive organization and compensation structure and proposed changes thereto and one time to review the annual evaluation of the Company's officers, to fix their base salaries for fiscal year 1997 and to approve the 1997 Executive Bonus Plan.

  The Stock Option Committee, which administers and awards options under the Company's 1990 Key Employee Stock Option and Stock Appreciation Rights Plan and 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan, was comprised of Messrs. Murray, (Chairman) and Brooke until Mr. Murray's election as Chairman of the Board, President and Chief Executive Officer. Mr. Richard H. Rhoads was also appointed to replace Mr. Murray as a member of the Stock Option Committee on January 26, 1996, and Mr. Lacy was added to the committee on July 26, 1996. Messrs. Brooke, Rhoads and Lacy comprised the Committee thereafter. The Stock Option Committee met or acted by unanimous consent three times in fiscal year 1996.

  The Nominating Committee was comprised of Messrs. Randall (Chairman) and Jay
R. Rhoads, Jr. The function of the Nominating Committee is to recommend to the Board of Directors persons to be nominated for election as directors by the stockholders at the Annual Meeting of Stockholders or by the Board of Directors to fill vacancies. At the regular Board of Director's meeting held July 26, 1996 the Committee nominated Messrs. Gable and Moller to serve as directors until the next annual meeting. The Nominating Committee also recommended to the Board of Directors the persons nominated for election as directors by the Stockholders at the Annual Meeting to be held October 25, 1996.

  The Executive Committee, comprised of Messrs. Richard H. Rhoads (Chairman), Benjamin H. Lacy and William C. Lowe prior to December 13, 1995; of Messrs. Rhoads (Chairman) and Lacy from December 13, 1995, to January 26, 1996; and of Messrs. Rhoads (Chairman), Murray and Lacy commencing January 26, 1996, met or acted by unanimous consent seven times in fiscal year 1996.

  The Board of Directors met eleven times during fiscal year 1996. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3,4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE.

  Based solely on the Company's review of the copies of the Forms it has received and written representations from certain Reporting Persons, the Company believes that all of its Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 1996.

CERTAIN TRANSACTIONS

  On November 30, 1995, the Company entered into a loan agreement with its then President and Chief Executive Officer, William C. Lowe in the amount of $106,000. Upon the termination of Mr. Lowe's employment on December 13, 1995, Mr. Lowe was relieved of his payment obligation in consideration of a general release and other covenants.

                     COMPENSATION OF OFFICERS AND DIRECTORS

  The following table sets forth all compensation paid by the Company through September 6, 1996 to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") in all capacities during the fiscal years ended June 29, 1996, June 30, 1995 and June 24, 1994.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                              -------------------               ---------------------------
                                                     OTHER
        NAME AND                                     ANNUAL                     ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY     BONUS   COMPENSATION  NO. OF OPTIONS COMPENSATION
   ------------------    ---- ------------------- ------------  -------------- ------------
Robert J. Murray........ 1996 $ 212,046 $       0   $      0       301,000      $        0
 Chairman, President and 1995         0         0          0             0               0
 Chief Executive Officer 1994         0         0          0             0               0
 Elected December 13,
 1995
William C. Lowe......... 1996   196,900         0          0        20,876       1,006,000(3)
 President, CEO          1995   375,000   171,300          0        45,833               0
 Resigned December 13,
  1995                   1994   187,500   212,500    110,500(2)    300,000               0
Russell V. Corsini,
 Jr. ................... 1996   202,700         0          0         8,792           2,931(1)
 Vice President,         1995   193,000    63,000          0        19,300           3,700(1)
 Chief Financial Officer 1994   193,000    72,100          0        10,938           4,500(1)
Robert S. Brown, Jr. ... 1996   170,000         0          0         7,373           5,100(1)
 Vice President--Circu-
  lation and             1995   170,000    54,300          0        11,805           3,300(1)
 International           1994   170,000    64,000          0         9,634           4,500(1)
Edward M. Bolesky....... 1996   164,800         0          0         7,148           2,472(1)
 Vice President--Direct
 Marketing,              1995   154,000    66,300          0        12,833           4,600(1)
 Telesales & Service     1994   139,000    51,900          0         7,877           4,200(1)
Linda A. Jacobs......... 1996   154,000         0          0         6,680           3,080(1)
 Vice President, Busi-
  ness                   1995   136,500    41,100     45,300(4)     12,222           3,457(1)
 Solutions and Image
  Products               1994   103,000    64,500          0             0           3,013(1)
Gerald G. Kokos......... 1996    90,865    72,500    104,147(5)      8,198         106,903(5)
 Vice President, General
  Manager,               1995   165,000    82,500          0        40,000               0
 Software and Services   1994         0         0          0             0               0
 Resigned November 30,
  1995
Sally L. Conkright...... 1996   110,141         0          0             0          59,167(6)
 Vice President,
  Business Planning      1995   142,000    41,300     17,400(7)      9,861           3,513(1)
 and Development         1994   142,000    53,100     20,500(7)      8,047           4,811(1)
 Resigned January 31,
  1996

- --------
(1) The amount reported is the dollar value of Company contributions to the account of the Named Executive Officers pursuant to the terms of The 401(k) Plan for Employees of New England Business Service, Inc.
(2) Other Annual Compensation for Mr. Lowe in 1994 consists entirely of relocation expenses paid by the Company in excess of those available generally to all salaried employees under the Company's Relocation Policy. Of this amount $31,250 represents one month's salary paid to Mr. Lowe to cover out-of-pocket relocation expenses not otherwise covered by the said Policy and $56,100 represents that portion of a

   $148,000 fee paid by the Company to a relocation services firm in connection with the sale to it of Mr. Lowe's former residence which exceeds the sum of the customary brokerage fee, attorneys' fees, transfer taxes and other reasonable fees associated with such sale, all of which are paid generally by the Company for all relocating salaried employees under the said Policy.
(3) All other compensation for Mr. Lowe consists entirely of compensation paid to Mr. Lowe following his resignation under the terms of his termination agreement. Upon the termination of his employment on December 13, 1995, the Company, as termination pay in extinguishment of all stock options held by him and in consideration of a general release and other covenants, agreed to pay him a total of $900,000 over a period of 12 months and to cancel a debt of $106,000 owed by him to the Company.
(4) Other Annual Compensation for Ms. Jacobs consists entirely of relocation expenses paid by the Company.
(5) Other Annual Compensation for Mr. Kokos consists entirely of relocation expenses paid by the Company. All other compensation for Mr. Kokos consists of $4,361 of separation pay, $101,452 in extinguishment of all stock options held by him and $1,090 as the dollar value of the Company contributions to his account pursuant to the terms of The 401(k) Plan for Employees of New England Business Service, Inc.
(6) All other compensation for Ms. Conkright in fiscal year 1996, consists entirely of compensation paid to Ms. Conkright following her resignation under the terms of her termination agreement.
(7) Other Annual compensation for Ms. Conkright, in 1994 and 1995 consist entirely of expenses paid on her behalf for educational benefits.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                       % OF TOTAL                        ANNUAL RATES OF STOCK
                                        OPTIONS                              APPRECIATION
                         NUMBER OF      GRANTED     EXERCISE                FOR OPTION TERM
                          SHARES      TO EMPLOYEES  PRICE PER EXPIRATION ----------------------
   NAME                   GRANTED    IN FISCAL YEAR   SHARE      DATE        5%        10%
   ----                  ---------   -------------- --------- ---------- ---------- -----------
Robert J. Murray........  300,000(1)     48.6%        18.25     2/2/06    3,447,000  8,727,000
                            1,000(2)      0.2%       20.125    11/6/06       12,657     32,074
Russell V. Corsini,
 Jr. ...................    8,792(3)      1.4%        20.75    9/29/05       96,736    290,751
Robert S. Brown, Jr. ...    7,373(3)      1.2%        20.75    9/29/05       96,217    243,825
Edward M. Bolesky.......    7,148(3)      1.2%        20.75    9/29/05       93,281    236,384
Linda A. Jacobs.........    6,680(3)      1.1%        20.75    9/29/05       87,174    220,908

- --------
(1) In his capacity as Chairman, President and CEO Mr. Murray received two stock option awards in fiscal 1996. The first grant for 50,000 shares vest annually in ten equal installments beginning on February 2, 1996 and ending on February 2, 2005. The second grant for 250,000 shares vest annually in four equal installments beginning on February 2, 1996 and ending February 2, 1999. For each grant, all options vest immediately in case of a change in control of the Company.
(2) In his capacity as a non-executive Director, Mr. Murray received a grant for 1,000 shares on November 6, 1995. The shares will vest in four equal installments beginning on November 6, 1995 and ending November 6, 1998. All options vest in case of a change in control of the Company.
(3) The stock options awarded vest annually in four equal installments beginning on September 29, 1995 and ending on September 29, 1998, except that all of such options will vest immediately in case of a change in control of the Company.

  This presentation is intended to disclose the potential value which would accrue to the option holder if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of 5% and 10% are prescribed by Securities and Exchange Commission rules on disclosure of executive compensation. The Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                          NUMBER OF              NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
                          ACQUIRED    VALUE   ------------------------------   -------------------------
                         AT EXERCISE REALIZED EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
                         ----------- -------- ------------    --------------   ----------- -------------
Robert J. Murray........       0         0            70,750           233,250  $ 86,625     $290,625
Russell V. Corsini, Jr..       0         0            81,797            16,245   209,706       14,475
Robert S. Brown, Jr.....       0         0            54,260            11,433   159,975        8,855
Edward M. Bolesky.......       0         0            44,264            11,778   135,581        9,626
Linda A. Jacobs.........       0         0            16,625            11,121    39,752        9,167

- --------
(1) In-the-Money options are options where the current market value exceeds the exercise price.

PENSION PLAN AND TRUST AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Along with other employees of the Company, the Named Executive Officers participate in the Company's Pension Plan and Trust which is a defined benefit plan that meets regulatory requirements (the "Pension Plan"). The Named Executive Officers also participate in the Company's Supplemental Executive Retirement Plan (the "Supplemental Plan"). Benefits under the Pension Plan, payable upon normal retirement at age 65 as a life annuity or an actuarial equivalent thereof, are based upon age, length of service and an average of the participant's five highest consecutive years of compensation out of the ten years immediately preceding the normal retirement date or other date of termination of employment. The Supplemental Plan provides for making payments concurrently with payments made under the Pension Plan in amounts equal to the difference between the amount received by an executive (or his contingent beneficiary) under the Pension Plan and the amount which would be receivable in accordance with the Pension Plan's formula (as illustrated by the following Retirement Benefit Table) if the annual earnings taken into account in determining the amount payable to any Participant as a pension under the Pension Plan were not subject to the maximum dollar limitation under the Pension Plan.

                           RETIREMENT BENEFIT TABLE

                                                           YEARS OF SERVICE
                          AVERAGE                     --------------------------
                      ANNUAL EARNINGS                    15       20       25
                      ---------------                 -------- -------- --------
      $ 25,000....................................... $  5,000 $  7,000 $  8,000
        50,000.......................................   10,000   14,000   17,000
       100,000.......................................   25,000   34,000   42,000
       150,000.......................................   40,000   54,000   67,000
       200,000.......................................   55,000   74,000   92,000
       250,000.......................................   70,000   94,000  117,000
       300,000.......................................   85,000  114,000  142,000
       400,000.......................................  115,000  154,000  192,000
       500,000 and over..............................  145,000  194,000  242,000

  For the persons named in the Summary Compensation Table, the years of credited service and 1996 compensation covered by the pension plans as of June 26, 1996 are: Mr. Murray is not in the plan; Messrs. Corsini, 14.2 years-- $202,700; Brown, 24.8 years--$170,000; Bolesky, 15.2 years--$164,800; and Ms.
Jacobs, 7.4 years--$150,000.

DEFERRED COMPENSATION PLAN

  The Company has established the New England Business Service, Inc. Deferred Compensation Plan (the "Plan") pursuant to which the Named Executive Officers of the Company may elect to defer, until 60 days following the termination of his or her employment with the Company, a portion of all compensation payable by the Company for his or her personal services rendered to the Company during each Plan year (the "Deferral Amounts"). Each participating officer may request that the Deferral Amounts be allocated among several available investment options established and offered by the Company. The benefit payable under the Plan at any time to a participant following termination of employment is equal to the sum of the applicable Deferral Amounts and any earnings or losses attributable to the investment of such Deferral Amounts.

COMPENSATION OF DIRECTORS

  Directors of the Company generally receive as compensation for all services as directors $12,000 per year plus $1,000 for each Board meeting and each meeting (not held on the same day as a Board meeting) of any Committee of the Board which they attend. In fiscal year 1996, Benjamin H. Lacy received an additional $15,000 as compensation for his services as Chairman of the Organization and Compensation Committee and as recording secretary to the Board. In fiscal year 1997, Mr. Lacy is expected to receive $20,000 as compensation for the above noted services. In fiscal year 1996, Mr. Lacy and Mr. Peter A. Brooke received $25,000 and $35,000 respectively, as compensation for their services provided as members of a special committee of the Board. Robert J. Murray received no compensation for his services as director, after his election as Chairman and Chief Executive Officer on December 13, 1995.

  The Directors of the Company elected at the 1995 Annual Meeting of Stockholders and not actively employed by the Company were granted stock options for 1,000 shares pursuant to The NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan with an exercise price determined by the market value of the Company's Common Stock on the tenth day following such Annual Meeting. Each eligible director will be granted 1,000 shares per year upon each subsequent election at an Annual Meeting of Stockholders of the Company, under similar terms, except that any newly elected director, or director retiring from active employment with the Company in the preceding year, will be granted an option to acquire 3,000 shares following the first subsequent Annual Meeting and 1,000 shares upon each re-election thereafter.

  The Company has established The NEBS Deferred Compensation Plan for Outside Directors, pursuant to which any director who is not an employee of the Company may elect to defer until after his or her retirement as a director or after his or her 70th birthday any or all of the compensation payable by the Company for all services as a director. They may elect to be paid in a lump sum on the first day of the first fiscal year beginning after such date or in quarterly installments over a period of not to exceed ten years. Interest is credited to each director's account quarterly at the so-called "base rate" of interest of The First National Bank of Boston on the last preceding June 30th and December 31st. No such elections are presently in effect.

                    REPORT OF ORGANIZATION AND COMPENSATION
                     COMMITTEE AND STOCK OPTION COMMITTEE

POLICIES

  In providing for the compensation of the Named Executive Officers, it is the policy of the Organization and Compensation Committee (the "Committee") to recommend base salaries for each of them within salary ranges, the midpoints of which are in general at about the 60th percentile of the base salaries of officers in similar positions in a representative group of companies of comparable size, as determined by a nationally recognized compensation and benefits consultant. In Fiscal Year 1996 this representative group included non-durable goods manufacturers, computer software producers and business services providers. For Fiscal Year 1997 the representative group has been redefined, with reference to some of the Officer positions, to include catalog merchants generally and retail stores. In addition, annual bonuses are provided for, the payment and the amount of which will depend upon the Company's degree of attainment of pre-established sales and earnings targets and, in some instances, upon the attainment of pre-established individual objectives. Twenty-five percent (25%) of any bonuses earned in fiscal year 1997 will be payable in shares of the Company's common stock, valued at 100% of market, which the recipients are expected to retain. Long-range compensation is tied directly to the increase in value of the Company's Common Stock and, hence, takes the form of the award of stock options, with option prices equal to 100% of current market value, in amounts reflecting the level of responsibility of the grantees for the Company's long-range success.

  In determining its executive compensation policies from year to year, the Company expects to take appropriate measures to prevent the employee remuneration paid by it from being rendered non-deductible by operation of the terms of Section 162(m) of the Internal Revenue Code of 1986, as amended. Such measures may include (i) limiting the amount of non-performance-based compensation paid to any employee, and (ii) complying with the statutory requirements for exempting performance-based compensation from non-deductibility by obtaining stockholder approval of qualified performance-based compensation plans. In October, 1994 such approval was obtained for the Company's NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan and for the Company's Stock Compensation Plan.

IMPLEMENTATION

  1. Salaries. The individual salaries of the Named Executive Officers other than Robert J. Murray for fiscal year 1996 were recommended by the Committee and approved by the Board at the beginning of the year. Mr. Murray's salary was similarly recommended and approved in January, 1996, in connection with his employment as the Company's new Chairman of the Board, President and Chief Executive Officer. The salary ranges established for each of the Named Executive Officers were based upon data compiled by a nationally recognized compensation and benefits consultant concerning the base salaries paid to comparable officers of like-sized non-durable goods manufacturers, computer software producers and business services providers. The Committee believes that the compensation paid to officers within this broad group of companies is more representative of the competition the Company must meet in hiring and retaining its executives than the small group of companies, mostly of substantially larger size than the Company, forming the peer group with which the Company's results are compared in the graph on page 12 below. Within these ranges, the actual salaries fixed for the officers were recommended by the Committee after consideration of individual performance review reports prepared by the Chairman of the Board with respect to William C. Lowe, who served as President and Chief Executive Officer until December 13, 1995, and by Mr. Lowe with respect to the other Named Executive Officers other than Mr. Murray. The Committee also discussed with Mr. Lowe the performance of the Company during fiscal year 1995 and the contribution of the individual Named Executive Officers other than Mr. Murray to that performance.

  2. Annual Bonuses. At the beginning of fiscal year 1996, all of the Named Executive Officers other than Mr. Murray were designated as participants in the Company's 1996 Executive Bonus Plan (the "Bonus Plan") and target bonuses of 70% of base salary for the Chief Executive Officer and 50% of base salary for the other

Named Executive Officers were established. No bonuses were paid under the Bonus Plan except that, in connection with his separation from the Company, Mr. Kokos received a bonus of $37,500 based upon the Company's performance during the first quarter of the fiscal year.

  3. Stock Options. In September 1995, the Stock Option Committee authorized the granting of a stock option to Mr. Lowe covering shares with a market value on the date of the grant equal to 110% of his 1996 base salary. The options granted to the other Named Executive Officers other than Mr. Murray were for shares with a market value of 90% of their respective 1996 base salaries. Mr. Lowe's options terminated upon the termination of his employment. Mr. Murray received stock options to purchase a total of 300,000 shares for $18.25 per share (the then market value) on February 2, 1996, in accordance with the terms of his employment by the Company.

  4. Mr. Lowe's Compensation. The process by which the compensation of William
C. Lowe as President and Chief Executive Officer of the Company was arrived at in fiscal year 1996 was as stated above and differed in no material way from that employed with respect to the other Named Executive Officers (other than Mr. Murray). Mr. Lowe was given no fringe benefits other than those available to all officers of the Company. Upon the termination of his employment on December 13, 1995, the Company, as termination pay in extinguishment of all stock option claims, and in consideration of a general release and other covenants, agreed to pay him a total of $900,000 over a period of 12 months and to cancel a debt of $106,000 owed by him to the Company.

  5. Mr. Murray's Compensation. In connection with his employment as Chairman, President and Chief Executive Officer as of December 13, 1995, Mr. Murray's base salary and bonus target, were fixed at the same level as those of his predecessor, William C. Lowe. On February 2, 1996, he was awarded stock options to purchase a total of 300,000 shares at the then market value of $18.25 per share. This was the same number of shares as to which Mr. Lowe was granted an option in 1994, upon his becoming President and Chief Executive Officer. The Committee is of the opinion that Mr. Murray's compensation is reasonable and appropriate in the context of his prior employment as Executive Vice President, North Atlantic Group of the Gillette Company, the compensation earned by him in that position, and the desirability of obtaining the services of a person of his stature and ability as Chairman, President and Chief Executive Officer of the Company.

                                 ORGANIZATION AND COMPENSATION COMMITTEE
                                 AND STOCK OPTION COMMITTEE

                                 Peter A. Brooke Benjamin H. Lacy Richard H
                                 Rhoads

                             [PERFORMANCE GRAPH]

                        NEB          S&P 600        Peer Group
1991                    100              100              100
1992                  94.53            117.1             89.8
1993                  99.08           150.46            105.05
1994                 121.36           153.27            117.8
1995                 133.29           184.48            148.27
1996                 137.09           232.47            190.16


  The following chart compares the value of $100 invested in the Company's Common Stock from June 30, 1991 through June 29, 1996 with a similar investment in the S&P 600 Small Cap Stock Index, and in a peer group consisting of the seven(1) publicly held companies listed below which are in the same industry as the Company.

                                     LOGO

PEER GROUP COMPANIES:

American Business           Moore Corporation, Ltd.  The Standard Register
Products, Inc.              Paris Business Forms,    Company
Ennis Business Forms,       Inc.                     Wallace Computer
Inc.                        The Reynolds & Reynolds  Services, Inc.
                             Company
- --------
(1) Historically, Duplex Products, Inc. was included in the NEBS peer group. During Fiscal Year 1996, Duplex was acquired by The Reynolds & Reynolds Company.

                                 PROPOSAL TWO

                             ELECTION OF AUDITORS

  Upon the recommendation of its Audit Committee, the Board of Directors selected the firm of Deloitte & Touche LLP as auditors of the Company for the Fiscal Year ending June 28, 1997, subject to ratification by a vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. A representative of Deloitte & Touche LLP, which served as auditors for Fiscal Year 1996, is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

  The persons named as proxies in the accompanying form of Proxy intend (unless specific contrary instructions are given) to vote for ratification of the selection of Deloitte & Touche LLP as auditors for the 1997 fiscal year.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company, at its offices at 500 Main Street, Groton, Massachusetts 01471, no later than May 14, 1997, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that shown above. However, if any other proper business should come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of Proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know of a reasonable time before the mailing of this Proxy Statement are to be presented at the Annual Meeting; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein are unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting.

  Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending on the type of proposal involved. However, the New York Stock Exchange can preclude brokers from exercising their voting discretion on certain proposals. Absent specific instructions from the beneficial owner in such case, the broker may not vote on that proposal. This results in what is known as a "broker non-vote" on such a proposal. In the event of a broker non-vote with respect to any issue coming before the Meeting, the Proxy will nonetheless be counted as present for purposes of determining the existence of a quorum.

  The vote required for approval of directors is the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote thereon. Unless authority to vote for any director is withheld in the Proxy, votes will be cast in favor of election of the nominees listed herein. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect.

  The cost of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to the use of the mails, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request instruction for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection therewith.

  Any stockholder giving a Proxy in the accompanying form retains the power to revoke it, by appropriate written notice to the Secretary of the Company or by the giving of a later-dated Proxy, at any time prior to the exercise of the powers conferred thereby. Attendance in person at the Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives an affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and to vote in person.

  The Nominating Committee will accept shareholders' suggestions on candidates to consider as potential Board members as part of the Committee's review of the composition of the Board. Such recommendations may be sent to the Nominating Committee through the Company Secretary at New England Business Service, Inc., 500 Main Street, Groton, MA 01471.

  The shares represented by a Proxy will be voted as directed by the stockholder giving the Proxy.

  IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND TO ELECT THE PERSONS NAMED UNDER "ELECTION OF DIRECTORS," (2) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR FISCAL YEAR 1997, AND (3) IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                  DETACH HERE

                      NEW ENGLAND BUSINESS SERVICE, INC.
                  MEETING OF STOCKHOLDERS -- OCTOBER 25, 1996
P      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                    OF NEW ENGLAND BUSINESS SERVICE, INC.
O
X
Y       The undersigned stockholder in New England Business Service, Inc. (the
  "Company") hereby appoints Richard H. Rhoads, Robert J. Murray and Russell V. Corsini, Jr. and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Main Street, Groton, Massachusetts on October 25,1996 at 10:00 a.m., Eastern Daylight Savings Time, and any adjournments thereof.


                                                               -----------
                                                               SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SIDE
                                                               -----------

                                  DETACH HERE


[X] Please mark
    votes as in
    this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS IN THE PROXY STATEMENT.

                                                                          2. To ratify the          FOR      AGAINST      ABSTAIN
1. To fix the number of persons constituting the                             selection of          [___]      [___]        [___]
   full Board of Directors at eight and to elect                             Deloitte &
   the following nominees as directors: Richard                              Touche LLP as
   H. Rhoads, Peter A. Brooke, Benjamin H. Lacy,                             independent aud-
   Robert J. Murray, Herbert W. Moller, Robert                               itors of the Company
   L. Gable, Jay R. Rhoads, Jr., and Brian E. Stern.                         for the current
                                                                             fiscal year end-
            FOR          WITHHELD                    MARK HERE               ing June 28, 1997.
           [___]          [___]                      IF YOU PLAN
                                                     TO ATTEND            3. And to vote and act upon any other
[__]______________________________                   THE MEETING   [___]     business which may properly come
For all nominees except as noted                                             before the meeting or any adjournment
above                                                MARK HERE               thereof.
                                                     FOR ADDRESS
                                                     CHANGE AND             Please sign exactly as your name is printed
                                                     NOTE BELOW   [___]     opposite. When signing at attorney-in=fact,
                                                                            executor, administrator, trustee or guardian,
                                                                            please give title. If stock is held in joint names,
                                                                            all named stockholders should sign.

Signature___________________________________ Date:______      Signature: ___________________________________ Date:_______